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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2003

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        On June 16, 2003, we announced a proposed public offering of $150 million in aggregate principal amount of Senior Subordinated Notes due 2016. We priced the offering on June 17, 2003 and will sell $150 million of our 6 5/8% Notes at 100% of par. The net proceeds to us are expected to be $147.5 million, after paying the underwriters' discounts and commissions and estimated expenses. We intend to use the net proceeds from the offering to redeem all or a portion of the outstanding 8 1/8% Senior Notes due 2008 of our subsidiary, Iron Mountain Canada Corporation, which we have guaranteed on a senior subordinated basis, and for general corporate purposes, including the possible repayment of other indebtedness and possible future acquisitions and investments. A copy of our press release regarding this event is being filed as an exhibit to this report. The public debt offering of the 6 5/8% Notes will be made only by means of a prospectus supplement. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

EXHIBIT NO.	ITEM
1	Underwriting Agreement, dated June 17, 2003, by and between the Company, certain of the Company's subsidiaries, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc.
99.1	The Company's Press Release, dated June 17, 2003, regarding the pricing of the Company's public offering of senior subordinated notes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant)
By:	/s/ JEAN A. BUA Name: Jean A. Bua Title: Vice President and Corporate Controller

Date: June 18, 2003

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SIGNATURES